EXHIBIT 12.1


SUMMIT PROPERTIES INC.
CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
THREE MONTHS ENDED MARCH 31, 1999
(Dollars In Thousands)



Funds from operations before fixed charges:
    Income (loss)  before minority interest of
      unitholders in Operating Partnership                          $8,999
    Interest:
      Expense incurred                                              10,254
      Amortization of deferred financing costs                         243
                                                             --------------
      Total                                                        $19,496
                                                             ==============

Fixed charges:
    Interest expense                                               $10,254
    Interest capitalized                                             1,768
    Rental fixed charges                                                41
    Amortization of deferred financing costs                           243
                                                             --------------
      Total                                                        $12,306
                                                             ==============

Ratio of earnings to fixed charges                                   $1.58
                                                             ==============